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                                                                 EXHIBIT 1(D)

                            CERTIFICATE OF AMENDMENT

                                       OF

                                   787 TRUST


          This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (Del. Code Ann. tit. 12, ss.ss. 3801 et seq. (1996)) and sets forth the following:

          1.        The name of the trust is: 787 Trust ("Trust").

          2. The Trust's Certificate of Trust is hereby amended to change the name of the Trust to EQ Advisors Trust.

          3.        This Certificate is effective upon filing.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust has duly executed this Certificate of Amendment on this 22nd day of January, 1997.



                                                          /s/ Peter D. Noris
                                                          ------------------
                                                              Peter D. Noris
                                                              Trustee